EXHIBIT 10.49



                  THIRD AMENDMENT TO COMPUTER LICENSE AGREEMENT

     This Third Amendment to Computer License Agreement ( "Third Amendment") is entered into as of July 25, 2001 by Interplay Entertainment Corp., a Delaware corporation, as successor in interest to Interplay Productions, Inc. ("Licensee"), and Infogrames, Inc. a Delaware corporation, as successor in interest to TSR, Inc. ("Licensor"), and collectively the "Parties".

                                    RECITALS

     A. Licensor and Licensee entered into that certain Computer Game License Agreement dated as of August 8, 1994 as amended (the "Original Agreement") for the purpose of licensing certain intellectual property to Licensee and the development of interactive entertainment software related to such licensed rights.

     B. The Original Agreement has been amended on or as of August 1, 1996 ("First Amendment") and March 8, 1998 ("the Second Amendment").

     C. Thc Original Agreement, as amended by the First Amendment and Second Amendments, is hereinafter referred to as the "Agreement".

     D. A dispute, which is described in part in paragraph 26 of the Heads of Agreement dated July 25, 2001 (the "Heads of Agreement"), has arisen between the Parties as to, among other things, the interpretation of Licensed Property pursuant to the 2nd and 3rd Option Terms in the Second Amendment and Licensee's compliance with the Agreement.

     E. Through this Third Amendment, the Parties desire and intend to grant the limited rights specified herein, while confirming and clarifying that the grant of rights herein is without prejudice to any contentions, rights or remedies of either of the Parties with respect to the existing dispute and to reserve certain rights concerning certain of Licensee's rights with respect to licensed property covered by the Agreement, and agree to enter into a separate agreement identified as the Heads of Agreement;

     Accordingly, in consideration of the promises and mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor, intending to be legally bound, have agreed and do hereby agree as follows:

     1. This Third Amendment is incorporated into and amends the Agreement by this reference.

     2. Concurrent with the execution of this Third Amendment the parties agree to execute that certain Heads of Agreement, for the distribution by Licensor of the interactive entertainment software owned by Licensee currently known as "Neverwinter Nights." The parties agree that a condition precedent to the effectiveness of this Third Amendment is the execution of the Heads of Agreement.


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     3. Interpretation of the Agreement:

          3.1  The Agreement currently states, in pertinent part, as follows:

               For 2ND OPTION TERM and 3RD OPTION TERM, the term LICENSED PROPERTY shall mean the following:

               Upon written notification to TSR as set forth in Advances and Terms, the choice of an exclusive license to use BALDUR'S GATE as the rifle of a retail PC and/or home video game product and sequels; TORMENT as the title of a retail PC and/or home video game product and sequels; or NEVERWINTER NIGHTS as the title of a retail PC and/or home video game product, with subtitle to be mutually agreed upon. All rights to the rifles not selected by LICENSEE shall expire at the end of the applicable Term and revert to TSR.

               Consistent with the titles selected, a non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the BALDUR'S GATE, TORMENT, or NEVERWINTER NIGHTS trademarks, the trademarks and copyrighted materials associated with, but not unique to, the PLANESCAPE and FORGOTTEN REALMS fantasy works, including without limitation, the ADVANCED DUNGEONS & DRAGONS, AD&D, TSR, and TSR Logo trademark; provided, however, that Licensee's fights shall be exclusive with respect to computer software games primarily located in the Baldur's Gate and Neverwinter areas of the Forgotten Realms world. For purposes of clarification, Licensor may develop, manufacture, distribute, promote, license, and sell (and authorize any third party to do so) computer software games based in the Forgotten Realms world allowing players to venture into the Baldur's Gate or Neverwinter areas. Licensor shall not develop, manufacture, distribute, promote, license, or sell (nor authorize any third party to do so) any computer software game primarily located, based or focused in the Baldur's Gate or Neverwinter areas.

          3.2 Notwithstanding the parties' dispute as to, among other things, the interpretation of the foregoing provisions and whether any valid election or notification has been made thereunder, Licensor has accepted and agreed that Licensee has, will and can use as LICENSED PRODUCTS to which Licensee has rights to use only with respect to the following: (1) BALDUR'S GATE Dark Alliance as the title of one retail Sony Play Station 2 product; and (2) NEVERWINTER NIGHTS as the title of one retail PC product. Nor clarity, such fights shall not include the rights to add-ons, expansion packs, derivatives (including sequels) and conversions.

          3.3 Except for the rights granted to the products in paragraph 3.2 above, the parties acknowledge and agree that neither has waived, and that each has reserved, all of its respective contentions, rights and remedies in connection with their dispute referenced above.


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     4. Except as set forth above, the Agreement as hereby amended shall remain in full force and effect without amendment or modification of any kind. Unless otherwise defined, all capitalized terms shall have the meanings ascribed to them in the Agreement. This Third Amendment may be signed in counterparts and by facsimile, and each counterpart shall be deemed an original.

     In witness whereof, the parties have executed this Third Amendment as of thc date first above written.

"LICENSEE"                                "LICENSOR"

Interplay Entertainment Corp.             Infogrames, Inc.


By:  /S/ BRIAN FARGO                      By:  /S/ HARRY RUBIN
     ---------------------------               --------------------------------
     Brian Fargo                               Harry Rubin
     Chief Executive Officer                   Senior Executive Vice President



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